Form of Letter of Transmittal

Exhibit C

Letter of Transmittal

Regarding Limited Partner Interests in

Morgan Stanley Institutional Fund of Hedge Funds LP

Tendered Pursuant to the Offer to Purchase

Dated April 16, 2008

This Letter of Transmittal Must Be

Received by Morgan Stanley Institutional Fund of Hedge Funds LP

by May 16, 2008.

Withdrawal Rights Will Expire

at 12:00 Midnight, Eastern time, on

June 27, 2008, Unless the Offer Is Extended.

Complete this Letter of Transmittal, and Return or Deliver to

Morgan Stanley Institutional Fund of Hedge Funds LP:

c/o Morgan Stanley Alternative Investment Partners LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, Pennsylvania 19428-2881

Attn: Robin Coroniti

For additional information:

Phone: (610) 260-7600

Fax: (212) 507-8307

Ladies and Gentlemen:

The undersigned hereby tenders to Morgan Stanley Institutional Fund of Hedge Funds LP, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partner interest (or portion thereof) in the Fund (the “Interest”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated April 16, 2008 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Interest tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Interest is purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Interest tendered hereby.

A non-interest bearing, non-transferable promissory note for the value of the purchased Interest will be mailed to the undersigned. The initial payment of the purchase amount for the Interest tendered by the undersigned will be made by wire transfer of funds to an account designated by the undersigned in this Letter of Transmittal.

The promissory note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer to Purchase. Any Post-Audit Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for its Interest will be based on the unaudited net asset value of the Fund as of June 30, 2008, subject to an extension of the offer as described in Section 8 of the Offer to Purchase.

The Post-Audit Payment portion of the purchase amount, if any, will be determined upon completion of the audit of the Fund’s financial statements, which is anticipated to occur no later than 60 days after December 31, 2008, the Fund’s fiscal year-end. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL IN THE ENCLOSED ENVELOPE TO: Morgan Stanley Institutional Fund of Hedge Funds LP, c/o Morgan Stanley Alternative Investment Partners LP, One

Tower Bridge, 100 Front Street, Suite 1100, West Conshohocken, Pennsylvania 19428-2881. FOR ADDITIONAL INFORMATION, you may call the Fund at (610) 260-7600 or send a fax to the Fund at (212) 507-8307.

PART 1.	NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Limited Partner:

Social Security No. or Taxpayer Identification No.:

Telephone Number:

Account Number:

PART 2.	AMOUNT OF LIMITED PARTNER INTEREST BEING TENDERED:

☐	All of the undersigned’s limited partner interest.

☐	That amount of the undersigned’s limited partner interest having the following dollar value:

$

Note: After taking into account this tender, a minimum balance with the Fund of at least $25,000,000 (or, in the case, of any limited partner admitted to the Fund before March 1, 2005, $250,000) (in either case, the “Required Minimum Balance”) must be maintained.*

☐	That amount of the undersigned’s limited partner interest whose value is in excess of the Required Minimum Balance.

* The undersigned understands and agrees that, if the undersigned tenders an amount which would cause the undersigned’s remaining balance with the Fund to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.	CASH PAYMENT AND PROMISSORY NOTE:

Cash Payment

Cash payments will be wire transferred to the following account:

Name of Bank

Address of Bank

ABA Number

Account Number

Name Under Which Account is Held

Promissory Note

The promissory note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4.	SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Joint Tenant	Co-Signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date: